UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2013 (June 25, 2013)

JOSHUA GOLD RESOURCES INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53809	27-0531073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2368 Lakeshore Rd. W, Suite 300 Oakville, Ontario, Canada	L6L 1H5

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 354-9991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

There are statements in this current report that are not historical facts and constitute "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These forward looking statements can be identified by use of terminology such as "believe," "potential," "may," "will,” and similar expressions.  You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control, such as the volatility in mineral resources markets, economically insufficient mineralized material, fluctuations in extraction and production costs, and inability to raise capital to continue operations.  For a complete discussion of risks, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission, especially Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part I, Item 1A. Risk Factors.  Although management believes that the assumptions underlying the forward looking statements included in this current report are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements.  The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this current report will in fact transpire.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We do not undertake any obligation to update or revise any forward-looking statements.

Item 1.01

Entry into a Material Definitive Agreement.

Material Terms of the Agreement

On June 25, 2013, Joshua Gold Resources Inc. (the “Company”) entered into and closed a mineral property acquisition agreement (the “Agreement”) with Midnight Capital Corp., an entity formed under the laws of Canada (“MCC”), pursuant to which MCC agreed to sell to Company an undivided one hundred percent (100%) interest in and to certain mineral interests found on property located in the Township of Swayze in the Province of Ontario, Canada (the “Cree Lake Property Claims”).  As consideration for the sale of the Cree Lake Property Claims, the Company agreed to pay Two Hundred Thousand Dollars (CAD $200,000) and issue 1,500,000 shares of the Company’s common stock.

In addition, the Company shall pay to Mantis Mineral Corp. (“Mantis”) a royalty in the amount of one and one-half percent (1.5%) Net Returns (as defined in the Agreement) from any production on the Cree Lake Property Claims on the terms and conditions as set out in the Agreement (the “Mantis NSR”).  Notwithstanding the foregoing, the Company may, at any time after closing, repurchase one-half (1/2) of the Mantis NSR (equal to seventy-five hundredths percent (0.75%) Net Returns) from Mantis for additional consideration of One Million Five hundred Thousand Dollars (CAD $1,500,000).  As of the date of this filing, CAD $200,000 is approximately USD $191,232 and CAD $1,500,000 is approximately USD $1,434,240.

The Cree Lake Property Claims are subject to a NSR (as defined in the Agreement) providing for a royalty payment by the Company in the amount of one and one-half percent (1.5%) from any production on claim numbers 4203295, 4203275, 4203296, and 4209811.  This NSR was granted in favor of Mr. Richard Rintala and Mr. Cecil Johnson prior to the execution of the Agreement.

The Cree Lake Property Claims are also subject to the Elcora Option (as defined in the Agreement) entered into between Elcora Resources Corp. (“Elcora”) and Mantis on October 3, 2012.  The Elcora Option provides Elcora the right to acquire a fifty-one percent (51%) undivided interest in the Cree Lake Property Claims by making cash payments in the amount of Fifty Thousand Dollars (CAD $50,000), issuing 3,000,000 common shares of Elcora, and completing work programs on the Cree Lake Property Claims with a total minimum value of One Million Dollars (CAD $1,000,000) over a four (4) year period.  Mantis is entitled to the first payment under the Elcora Option consisting of Twenty-five Thousand Dollars (CAD $25,000) and 300,000 common shares of Elcora.  Thereafter, the Company is entitled to receive all subsequent payments made under the Elcora Option so long as it remains the sole holder of the Cree Lake Property Claims.  As of the date of this filing, CAD $50,000 is approximately USD $47,808, CAD $1,000,000 is approximately USD $956,160, and CAD $25,000 is approximately USD $23,904.

Scott Keevil is the president and sole shareholder of MCC.  Mr. Keevil is also the beneficial owner of 4,166,667 shares of the Company’s common stock, representing a 5.23% beneficial ownership interest in the Company immediately prior to the closing of the Agreement.

The description of the Agreement above is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Description of Cree Lake Property

Mineral rights were acquired at the Cree Lake Property Claims through claim staking.  The claims are an area of open Crown land or Crown minerals rights that a licensed prospector marked out with a series of claim posts and blazed lines.  The mining claims were staked in square or rectangular share with boundaries running north, south, east and west astronomically.  Claim posts are erected at the corner of each mining claim, and claim boundaries between each post are marked by blazes cut into trees and by cut underbrush.  Claim corner post tags identify the individual claim number are affixed by nails to each corner post.

The Ontario Mining Act authorizes the staking of mineral claims (such as those claims comprising the Cree Lake Property Claims) where the Crown owns the minerals and the carrying out of assessment/exploration work on the mining claims by the claim holder.  The mineral claims comprising the Cree Lake Property Claims are exploration claims only and allow for the carrying out of assessment/exploration work on the claims by the claim holder.  Mining (i.e. extraction of the minerals) cannot take place until the claims are brought to lease.  Mining leases are issued for the express purpose of undertaking mineral, development or mining.  The claim holder is entitled to a lease upon fulfilling the requirements of the Mining Act.  Currently, the Company is the holder of the mineral rights to the Cree Lake Property Claims, and the Crown is the holder of the surface rights.

Upon recording of the mineral claims with the provincial mining recorder’s office, the claims will remain good standing for a period of two years.  The claims can be renewed by performing the minimum specified assessment work within 2 years of the recording date for the claim.  Specifically, the claims will remain in good standing due to assessment work completed by previous claim owners until the reserve bank of work as registered with the Ministry of Northern Development and Mines of Ontario in the amount of CAD $121,400 (approximately USD $116,078 as of the date of this filing) is depleted.

The property is referred to as the Cree Lake Property Claims and the identifying claim information is provided below:

Claim Number	Registered owner (s)	Township
3005501	Mantis Mineral Corp.	Swayze (G-3249)
3005502	Mantis Mineral Corp.	Swayze (G-3249)
3005503	Mantis Mineral Corp.	Swayze (G-3249)
3005504	Mantis Mineral Corp.	Swayze (G-3249)
4201534	Mantis Mineral Corp.	Swayze (G-3249)
4209787	Mantis Mineral Corp.	Swayze (G-3249)
4212201	Mantis Mineral Corp.	Swayze (G-3249)
4212280	Mantis Mineral Corp.	Swayze (G-3249)
4212281	Mantis Mineral Corp.	Swayze (G-3249)
4212282	Mantis Mineral Corp.	Swayze (G-3249)
4218527	Mantis Mineral Corp.	Swayze (G-3249)
4218528	Mantis Mineral Corp.	Swayze (G-3249)
4203275	Mantis Mineral Corp.	Swayze (G-3249)
4203295	Mantis Mineral Corp.	Swayze (G-3249)
4203296	Mantis Mineral Corp.	Swayze (G-3249)
4209811	Mantis Mineral Corp.	Swayze (G-3249)
4240850	Mantis Mineral Corp.	Swayze (G-3249)
4244056	Mantis Mineral Corp.	Swayze (G-3249)

The area of the Cree Lake Property Claims is approximately 9,647 acres (approximately 3,904 hectares).

Location and Means of Access to the Cree Lake Property Claims

The Cree Lake Property Claims are located in Swayze Township, Porcupine Mining District, Province of Ontario, Canada.  The Claims can be accessed via pickup truck by travelling 108 km south of the Mining Centre of Timmins, then travelling west on the Sultan Industrial Road, a gravel road maintained year round as an industrial and mining/logging road, then travelling 18 km north on the Foleyet Lumber Road, and then following logging roads the remaining four kilometers.

Summary of Known Rock Formations, Previous Operations, and Believed Mineralization at the Cree Lake Property Claims

The Mantis occurrence represents a new gold discovery in the Swayze Belt.  Recent drilling intersected a volcanic hosted, quartz stockwork system carrying significant gold values along substantial drill hole widths, which include a 15.5 meter interval averaging 2.05 g/t Au from hole CL096.  The zone comes to surface and is believed to represent excellent open pit potential for a bulk gold tonnage deposit.  Follow up trenching conducted by Mantis immediately west of hole CL096 exposed a 50 meter length of intermittent quartz veining and shearing over a 10 meter width. Grab samples within this zone yielded significant gold values ranging from 0.61g/t to 43.2 g/t, with an average of 6.47 g/t.  The property also hosts the historical Flintrock showing, where one hole from the summer 2010 program intersected 24 g/t Au over one metre.  The property is situated along the Ridout deformation zone, a 130 kilometer long structure that hosts past producers such as the Jerome, Tyrranite and Kenty Mines, as well as numerous gold showings. The area has received recent attention with the identification of thick intervals of gold mineralization by Iamgold in its Cote Lake Deposit to the East of over 8,700,000 indicated and inferred ounces of gold, and Probe Mines directly to the West with its Borden Lake Deposit of over 4,300,000 ounces of gold, indicated and inferred.  The Iamgold Cote Lake Property is located approximately 60 kilometres southeast along strike in the Swayze Belt.

The Cree Lake Claims are presently without known mineral reserves and the proposed work program is exploratory in nature.  A map of the property is provided below:

JOSHUA Au GOLD RESOURCES
KENTY PROPERTY
BIGGS
WHIGHAM (A.E.R.)
SILK
HORWOOD
RANEY
ROLLO
COPPELL (A.E.R.)
NEWTON (A.E.R.)
DALE (A.E.R.)
DENYES
SWAYZE
DORE
HEENAN
MARION
CUNNINGHAM
GARNET
BENTON
MALLARD
370000
380000
390000
400000
5310000
5300000
5290000
N
0
2
4
8
Kilometers
Coordinate System: NAD 1983 UTM Zone 17N
JOSHUA GOLD
Kenty Property
Ottawa
Montréal
Minneapolis
Toronto
Milwaukee
Detroit
Boston
Chicago
Cleveland
Pittsburgh
New York
Columbus
Indianapolis
Philadelphia
Cincinnati
Washington, D.C.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference. The shares of common stock of the Company to be issued pursuant to the Agreement will be issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01

Financial Statements and Exhibits.

Please note that (i) the representations and warranties contained in the Mineral Property Agreement (included as Exhibit 10.1 hereto) were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts, (ii) the Agreement may have different standards of materiality, (iii) the representations may be qualified by a confidential disclosure schedule that may contain non-public information that is not material, (iv) facts may have changed since the date of the Agreement and (v) only parties to the Agreement and specified third-party beneficiaries have a right to enforce the Agreement.

(d)  Exhibits

Exhibit

Description

10.1

Mineral Property Acquisition Agreement, by and between the Company and MCC, entered into on June 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Joshua Gold Resources Inc.
(Registrant)

Date: July 1, 2013	By:	/S/ Benjamin Ward
Benjamin Ward President, CEO and Director